Exhibit 5.1

STEVEN M. LOEB	BENET J. O’REILLY	JOSEPH LANZKRON

One Liberty Plaza

New York, NĄ10006-1470

T: +1212 225 2000

F: +1212 225 3999

clearygottlieb.com

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jjuantorena@cgsh.com

CRAIG B. BROD	ADAM E. FLEISHER	MAURICE R. GINDI
NICOLAS GRABAR	SEAN A. O’NEAL	KATHERINE R. REAVES
DAVID E. BRODSKY	GLENN P. MCGRORY	RAHUL MUKHI
RICHARD J . COOPER	MATTHEW P. SALERNO	ELANA S. BRONSON
JEFFREY S. LEWIS	MICHAEL J. ALBANO	MANUEL SILVA
PAUL J. SHIM	VICTOR L. HOU	KYLE A. HARRIS
STEVEN L. WILNER	ROGER A. COOPER	LINA BENSMAN
ANDRES DE LA CRUZ	AMY R. SHAPIRO	ARON M. ZUCKERMAN
DAVID C. LOPEZ	JENNIFER KENNEDY PARK	KENNETH S. BLAZEJEWSKI
MICHAEL A. GERSTENZANG	ELIZABETH LENAS	MARK E. MCDONALD
LEV L. DASSIN	LUKE A. BAREFOOT	F. JAMAL FULTON
JORGE U. JUANTORENA	JONATHAN S. KOLODNER	RESIDENT PARTNERS
MICHAEL D. WEINBERGER	DANIEL ILAN
DAVID LEINWAND	MEYER H. FEDIDA	SANDRA M. ROCKS
DIANA L. WOLLMAN	ADRIAN R. LEIPSIC	JUDITH KASSEL
JEFFREY A. ROSENTHAL	ELIZABETH VICENS	PENELOPE L. CHRISTOPHOROU
MICHAEL D. DAYAN	ADAM J . BRENNEMAN	BOAZ S. MORAG
CARMINE D. BOCCUZZI, JR.	ARI D. MACKINNON	MARY E. ALCOCK
JEFFREY D. KARPF	JAMES E. LANGSTON	HEIDE H. ILGENFRITZ
KIMBERLY BROWN BLACKLOW	JARED GERBER	ANDREW WEAVER
FRANCISCO L. CESTERO	COLIN D. LLOYD	HELENA K. GRANNIS
FRANCESCA L. ODELL	COREY M. GOODMAN	JOHN V. HARRISON
WILLIAM L. MCRAE	RISHI ZUTSHI	LAURA BAGARELLA
JASON FACTOR	JANE VANLARE	JONATHAN D.W. GIFFORD
JOON H. KIM	DAVID H. HERRINGTON	SUSANNA E. PARKER
MARGARET S. PEPONIS	KIMBERLY R. SPOERRI	DAVID W.S . YUDIN
LISA M. SCHWEITZER	AARON J. MEYERS	RESIDENT COUNSEL
JUAN G. GIRÁLDEZ	DANIEL C. REYNOLDS
DUANE MCLAUGHLIN	AUDRY X. CASUSOL	LOUISE M. PARENT
BREON S. PEACE	ABENA A. MAINOO	OF COUNSEL
CHANTAL E. KORDULA	HUGH C. CONROY, JR.

September 28, 2021

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Colonia Verónica Anzures

Alcaldía Miguel Hidalgo

11300 Ciudad de México

México

Re: Petróleos Mexicanos

     Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as your special United States counsel in connection with the above-referenced Registration Statement on Form F-4 (the “Registration Statement”) filed on the date hereof by Petróleos Mexicanos (the “Issuer”) and Pemex Exploración y Producción, Pemex Transformación Industrial and Pemex Logística (the “Guarantors”), with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”), in connection with the proposed offer to exchange (the “Exchange Offer”) up to U.S. $1,500,000,000 aggregate principal amount of 6.875% Notes due 2025 (the “New Securities”) that have been registered under the Act for an equal principal amount of the Issuer’s issued and outstanding 6.875% Notes due 2025 (the “Old Securities”). The New Securities will be issued pursuant to an indenture dated as of January 27, 2009, between the Issuer and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), as supplemented by (i) the First Supplemental Indenture, dated as of June 2, 2009, among the Issuer, the Trustee and Deutsche Bank AG, London Branch as International Paying and Authenticating Agent, (ii) the Second Supplemental Indenture, dated as of October 13, 2009, among the Issuer, the Trustee, Credit Suisse AG, as Principal Swiss Paying Agent and Authenticating Agent, and BNP Paribas (Suisse) SA, as Swiss Paying Agent, (iii) the Third Supplemental Indenture, dated as of April 10, 2012, among the Issuer, the Trustee and Credit Suisse AG, as Swiss Paying Agent and Authenticating Agent, (iv) the Fourth Supplemental Indenture, dated as of June 24, 2014, between the Issuer and the Trustee, (v) the Fifth Supplemental Indenture, dated as of October 15, 2014, between the Issuer and the Trustee, (vi) the Sixth Supplemental Indenture, dated as of December 8, 2015, among the Issuer, the Trustee, BNP Paribas (Suisse) SA, as Principal Swiss Paying Agent and Authenticating Agent, and Credit Suisse AG, as Swiss Paying Agent, (vii) the Seventh Supplemental Indenture, dated as of June 14, 2016, among the Issuer, the Trustee, Credit Suisse AG, as Principal Swiss Paying Agent and Authentication Agent, and UBS AG, as Swiss Paying Agent, (viii) the Eighth Supplemental Indenture, dated as of February 16, 2018, between the Issuer and the Trustee and (ix) the Ninth Supplemental Indenture, dated as of June 4, 2018, among the Issuer, the Trustee, BNP Paribas (Suisse), as Principal Swiss Paying and Authentication Agent, and UBS AG, as Swiss Paying Agent (as supplemented, the “Indenture”). Pursuant to a guaranty agreement dated July 29, 1996 (the “Guaranty Agreement”) among the Issuer and the Guarantors, and certificates of designation dated October 16, 2020 (the “Certificates of Designation”) issued by the Issuer thereunder, all of the Issuer’s payment obligations under the New Securities will be unconditionally guaranteed, jointly and severally, by the Guarantors.

In arriving at the opinions expressed below, we have reviewed the following documents:

(a)	the Registration Statement;

(b)	an executed copy of the Indenture;

(c)	the form of the New Securities attached as an exhibit to, or incorporated by reference in, the Registration Statement; and

(d)	executed copies of the Guaranty Agreement and the Certificates of Designation.

Cleary Gottlieb Steen & Hamilton LLP or an affiliated entity has an office in each of the cities listed above.

Petróleos Mexicanos, p. 2

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of such other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. In addition, we have assumed and have not verified (i) the accuracy as to factual matters of each document we have reviewed, (ii) that the New Securities will conform to the form thereof that we have reviewed and will be duly authenticated in accordance with the Indenture, (iii) that, as a matter of Mexican law, Pemex Exploración y Producción (a productive state-owned company formed on June 1, 2015), Pemex Logística (a productive state-owned company formed on October 1, 2015) and Pemex Transformación Industrial (a productive state-owned company formed on November 1, 2015) have each assumed all of the rights and obligations of Pemex-Exploración y Producción (a decentralized public entity and former subsidiary of the Issuer that was dissolved as of June 1, 2015) and Pemex-Refinación and Pemex-Gas y Petroquímica Básica (each a decentralized public entity and former subsidiary of the Issuer that was dissolved as of November 1, 2015) under the Guaranty Agreement and the Certificates of Designation, (iv) that, as a matter of Mexican law, Pemex Transformación Industrial has assumed, as of July 27, 2018, all of the rights and obligations of Pemex Cogeneración y Servicios (a productive state-owned company that was dissolved as of July 27, 2018) under the Guaranty Agreement and the Certificates of Designation, (v) that, as a matter of Mexican law, Pemex Exploración y Producción has assumed, as of July 1, 2019, all the rights and obligations of Pemex Perforación y Servicios (a productive state-owned company that was dissolved as of July 1, 2019) under the Guaranty Agreement and the Certificates of Designation and (vi) that, except for the succession of Pemex Exploración y Producción, Pemex Logística and Pemex Transformación Industrial to the rights and obligations of Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica, for the succession of Pemex Transformación Industrial to the rights and obligations of Pemex Cogeneración y Servicios and for the succession of Pemex Exploración y Producción to the rights and obligations of Pemex Perforación y Servicios, each of which occurred as a matter of Mexican law, the Guaranty Agreement has not been amended or terminated since its date of execution and there are no dealings or arrangements among the parties that would alter the terms of the Guaranty Agreement since its date of execution.

Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is our opinion that when the New Securities in the form filed as Exhibit 4.22 to the Registration Statement have been duly executed by the Issuer and authenticated by the Trustee in accordance with the Indenture, and duly issued and delivered by the Issuer in exchange for an equal principal amount of the Old Securities, (a) the New Securities will be valid, binding and enforceable obligations of the Issuer, entitled to the benefits of the Indenture and (b) assuming due authorization, execution and delivery by the Issuer of Certificates of Designation in form and substance sufficient under Mexican law to designate the Indenture and the New Securities as obligations of the Issuer entitled to the benefits of the Guaranty Agreement, the payment obligations of the Guarantors under their guaranties of the New Securities pursuant to the Guaranty Agreement, will constitute the valid, binding and enforceable obligations of each Guarantor.

Insofar as the foregoing opinions relate to the validity, binding effect or enforceability of any agreement or obligation of the Issuer or any Guarantor, (a) we have assumed that the Issuer or such Guarantor, as the case may be, and each other party to such agreement or obligation, has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to the Issuer or any Guarantor regarding matters of the federal law of the United States of America or the law of the State of New York that in our experience normally would be applicable to general business entities with respect to such agreement or obligation), (b) such opinions are subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity and (c) such opinions are subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights. In addition, we note (i) that the enforceability in the United States of the waiver by the Issuer of its immunities from court jurisdiction and from legal process, as set forth in the Indenture and the New Securities, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976 and (ii) that the designation in Section 1.13 of the Indenture of the U.S. federal courts sitting in The City of New York as the venue for actions or proceedings relating to the Indenture and the New Securities is (notwithstanding the waiver in or pursuant to Section 1.13 of the Indenture) subject to the power of such courts to transfer actions pursuant to 28 U.S.C. § 1404(a) or to dismiss such actions or proceedings on the grounds that such federal court is an inconvenient forum for such action or proceeding.

The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

Petróleos Mexicanos, p. 3

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm in the Registration Statement and the related prospectus under the caption “Validity of Securities.” In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Act or the rules and regulations of the Commission issued thereunder. The opinions expressed herein are rendered on and as of the date hereof, and we assume no obligation to advise you, or to make any investigations, as to any legal developments or factual matters arising subsequent to the date hereof that might affect the opinions expressed herein.

Very truly yours,
CLEARY GOTTLIEB STEEN & HAMILTON LLP

By:	/s/ Jorge U. Juantorena
Jorge U. Juantorena, a Partner